UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

KUSH BOTTLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Newport Circle, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2018, Kush Bottles, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of five director nominees for a one-year term, such term to continue until the Company’s annual meeting of stockholders in 2019 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018;

(iii) the approval of an amendment to the Company’s 2016 Stock Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 10,000,000 shares;

(iv) the approval of an amendment to the Company’s Articles of Incorporation to change the Company’s name to KushCo Holdings, Inc.; and

(v) the approval of an amendment and restatement of the Company’s Articles of Incorporation to add provisions relating to limitation of directors’ and officers’ liability and indemnification of directors, officers and other persons and to make certain other ministerial changes.

The voting results are reported below.

Proposal 1 – Election of Directors

Eric Baum, Barbara Goodstein, Donald Hunter, Dallas Imbimbo and Nicholas Kovacevich were elected as directors for a one-year term, such term to continue until the annual meeting of stockholders in 2019 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal. The results of the election were as follows:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Eric Baum	35,942,280	56,777	77,296	18,396,859
Barbara Goodstein	35,933,073	64,644	78,636	18,396,859
Donald Hunter	35,935,544	49,119	91,690	18,396,859
Dallas Imbimbo	35,882,060	116,785	77,508	18,396,859
Nicholas Kovacevich	35,952,533	56,351	67,469	18,396,859

Proposal 2 – Ratification of the Appointment of RBSM LLP

The appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
53,992,729	187,398	293,085

Proposal 3 – Approval of Amendment to 2016 Stock Incentive Plan

The amendment to the Company’s 2016 Stock Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 10,000,000 shares was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
34,713,648	1,289,273	73,432	18,396,859

Proposal 4 – Approval of Amendment to Articles of Incorporation to Change Name

The amendment to the Company’s Articles of Incorporation to change the Company’s name to KushCo Holdings, Inc. was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
53,956,146	264,206	252,860

Proposal 5 – Approval of Amendment and Restatement of Articles of Incorporation

The amendment and restatement of the Company’s Articles of Incorporation to add provisions relating to limitation of directors’ and officers’ liability and indemnification of directors, officers and other persons and to make certain other ministerial changes was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,549,175	409,504	117,674	18,396,859

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.
(Registrant)

May 9, 2018	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer